Exhibit 99.1

Cooper Industries
P.O. Box 4446
Houston, Texas 77210-4446

News Release

For Immediate Release

Contact:
Kyle McClure
Director, Treasury and Investor Relations
713-209-8631
Kyle.McClure@CooperIndustries.com

Cooper Industries Reports Record EPS of $.98 Per Share,
an Increase of 15% Compared to Last Year,
With Core Revenue Increasing Over 7%

Dublin, Ireland, October 20, 2011 – Cooper Industries plc (NYSE: CBE) today reported record earnings per share of $.98 on net income of $160.2 million for the third quarter of 2011 compared to earnings per share of $.85 on net income of $141.7 million for the same period last year. Third quarter 2011 revenues increased $149 million, or 12.0%, to $1.39 billion from revenues of $1.24 billion in the third quarter of the prior year. Core revenue growth was 7.1%, with currency translation adding 1.6% to reported revenues and acquisitions adding 3.3% when compared to the prior year. Total operating profit margin was 14.8% for the third quarter of 2011 and 15.4% in the same period last year.

“Our investments continued to gain momentum as we saw developing markets’ core revenue grow 14 percent. In addition, new product vitality, representing sales of products developed in the last three years, was a record 28% of total revenue. Our Company-wide strategic initiatives and proven business model have now delivered seven quarters of consecutive double-digit earnings per share growth, with the current quarter representing record earnings per share from continuing operations. Our longer cycle and international businesses continued to produce strong results in the face of macro uncertainty, while demand from non-residential and residential construction markets remains soft. Investments made over the last several years in new product development, targeted verticals, and our increased presence in emerging markets have continued to strengthen our growth profile,” said Cooper Industries Chairman and Chief Executive Officer Kirk S. Hachigian.

During the first nine months of 2011 Cooper reported free cash flow of $358.0 million, excluding the $250 million asbestos trust settlement payment. “During the quarter, we repurchased over 7 million shares, continuing to show a balanced approach to investing in our core, while returning cash to shareholders,” said Hachigian. The company’s total debt net of cash as of September 30 was $997.2 million, which resulted in a 22.4% net debt to capitalization ratio. “Our ability to generate strong free cash flow through all business cycles provides us with flexibility to execute a well balanced capital allocation program. Year to date, we have repurchased 7.8 million shares while increasing our dividend by 7 percent in February,” said Hachigian.

Operating margin was down versus the same period last year as a result of:

•	Increased restructuring over the prior year by approximately $2 million;

•	Purchase accounting associated with the Martek Power acquisition;

•	Pressures in the EPG Segment resulting from material inflation not fully recovered;

•	Production shortfalls resulting from restructuring activities and component availability issues at a specific business.

Segment Results
Energy & Safety Solutions segment revenues for the third quarter of 2011 increased 14.7% to $752.2 million, compared with $655.7 million in the third quarter 2010. Core revenues were 9.3% higher than the comparable prior year period, with currency translation increasing reported revenues 2.5% and acquisitions adding 2.9%. Core revenue growth was primarily related to continued demand for utility products with solid demand from global industrial and energy markets.

Segment operating earnings were $125.6 million, an increase of 13.1% from the $111.1 million in the prior year’s third quarter. Segment operating margin decreased 20 basis points to 16.7% for the third quarter 2011, compared to 16.9% for the third quarter of 2010.

Electrical Products Group segment revenues for the third quarter of 2011 increased 9.0% to $637.5 million, compared with $585.0 million in the third quarter 2010. Core revenues were 4.6% higher than prior year, with currency translation increasing reported results 0.7% and acquisitions adding 3.7%. Core revenue growth was driven primarily by demand for energy efficient products and broad industrial demand, offset partially by slowing demand for electronic components and the already weak residential and non-residential construction markets.

Segment operating earnings were $88.3 million, a decrease of 6.3% from the $94.2 million reported in the prior year’s third quarter. Segment operating margin decreased 220 basis points to 13.9% for the third quarter of 2011, compared to a record 16.1% for the third quarter of 2010.

Tools Joint Venture
As a result of the creation of the Apex Tool Group joint venture on July 4, 2010, the Tools business was deconsolidated beginning with the third quarter 2010. Equity income from the Apex Tool Group joint venture of $16.0 million is included in operating earnings in the third quarter 2011, compared to equity income of $10.5 million in the third quarter of 2010.

Outlook
“We remain committed to delivering a balance of growth, margin expansion and cash generation. We expect 2011 full year earnings per share from continuing operations to be in the range of $3.78 to $3.83 compared to previously revised guidance of $3.75 to $3.82 earnings per share. This guidance now assumes full-year revenue growth of 11 to 13 percent, excluding Tools segment revenue from 2010. For the fourth quarter of 2011 we expect earnings per share of $.91 to $.96 on core revenue growth of 1 to 3 percent compared to the fourth quarter of 2010,” said Hachigian.

Cooper Announces Acquisition of TOLCO
Cooper Industries plc today announced the acquisition by Cooper B-Line, Inc. of TOLCO, an operating division of NIBCO INC., located in Corona, California. TOLCO represents a leading brand of pipe hangers, fabricated supports, and seismic bracing for the fire protection, commercial construction, and industrial process markets. TOLCO offers a wide array of supports, including custom fabricated supports, and highly engineered solutions for use in areas prone to seismic activity.

“Cooper is committed to building upon our core businesses and enhancing them by adding more technology and end-user specified products into the portfolio so that we can better serve our customers,” said Cooper Industries Chairman and Chief Executive Officer Kirk S. Hachigian. “The acquisitions of Martek Power, Gitiesse, and now TOLCO, complement our existing product offerings and enable us to offer more highly-engineered and customizable safety and support solutions to our customers in the industrial and commercial construction end-markets.”

About Cooper Industries
Cooper Industries plc (NYSE: CBE) is a global electrical products manufacturer with 2010 revenues of $5.1 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has seven operating divisions with leading market positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2010 fifty-nine percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2011 and 2010 third quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding future revenues, costs and expenses, earnings, earnings per share, margins, cash flows, dividends and capital expenditures. Important factors which may affect the actual results include, but are not limited to, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the ability to develop and introduce new products, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper, the timing and amount of any stock repurchases by Cooper, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations.

Conference Call
Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s third quarter 2011 performance. Those interested in hearing the conference call may listen via telephone by dialing (866) 804-6927 using pass code 86511665, or over the Internet in the “Investors” section of the company website, www.cooperindustries.com. International callers should dial (857) 350-1673 and use pass code 86511665.

The conference call may include non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures can be found in the supplementary financials of this press release.

Informational exhibits concerning the Company’s third quarter performance that may be referred to during the conference call will be available in the “Investors” section of the Company’s website, www.cooperindustries.com prior to the beginning of the call.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended September 30,
	2011	2010
	(in millions where applicable)
Revenues	$1,389.7	$1,240.7
Cost of sales	931.2	821.6
Selling and administrative expenses	269.2	236.7
Equity in (income) of Apex Tool Group, LLC	(16.0)	(10.5)
Restructuring charges	—	1.5

Operating earnings	205.3	191.4
Interest expense, net	16.4	12.3

Income before income taxes	188.9	179.1
Income taxes	28.7	37.4

Net income	$160.2	$141.7

Net Income Per Common share:
Basic	$.99	$.86
Diluted	$.98	$.85

Shares Utilized in Computation of Income Per Common Share:
Basic	162.3 million	165.3 million
Diluted	164.0 million	167.1 million

PERCENTAGE OF REVENUES

	Quarter Ended September 30,
	2011	2010
Revenues	100.0%	100.0%
Cost of sales	67.0%	66.2%
Selling and administrative expenses	19.4%	19.1%
Operating earnings	14.8%	15.4%
Income before income taxes	13.6%	14.4%
Net income	11.5%	11.4%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Three Months Ended September 30
Segment Information

	Quarter Ended September 30,
	2011	2010
	(in millions)
Revenues:
Energy & Safety Solutions	$752.2	$655.7
Electrical Products Group	637.5	585.0

Total	$1,389.7	$1,240.7

Segment Operating Earnings:
Energy & Safety Solutions	$125.6	$111.1
Electrical Products Group	88.3	94.2

Total Segment Operating Earnings	213.9	205.3
General Corporate Expense	24.6	22.9
Equity in (income) of Apex Tool Group, LLC	(16.0)	(10.5)
Restructuring charges	—	1.5
Interest expense, net	16.4	12.3

Income before income taxes	$188.9	$179.1

	Quarter Ended September 30,
	2011	2010
Return on Sales:
Energy & Safety Solutions	16.7%	16.9%
Electrical Products Group	13.9%	16.1%
Total Electrical Segments	15.4%	16.5%

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CONSOLIDATED RESULTS OF OPERATIONS

	Nine Months Ended September 30,
	2011	2010
	(in millions where applicable)
Revenues	$4,036.3	$3,806.0
Cost of Sales	2,682.0	2,537.7
Selling and administrative expenses	779.8	737.1
Equity in (income) of Apex Tool Group, LLC	(44.9)	(10.5)
Loss related to contribution of net assets to Tools JV	—	134.5
Restructuring charges	—	8.0

Operating earnings	619.4	399.2
Interest expense, net	49.8	36.2

Income from continuing operations before income taxes	569.6	363.0
Income taxes	92.2	61.1

Income from continuing operations	477.4	301.9
Income related to discontinued operations, net of income taxes	190.3	—

Net income	$667.7	$301.9

Net Income Per Common share:
Basic:
Continuing operations	$2.91	$1.81
Discontinued operations	1.16	—

Net Income	$4.07	$1.81

Diluted:
Continuing operations	$2.87	$1.79
Discontinued operations	1.14	—

Net Income	$4.01	$1.79

Shares Utilized in Computation of Income Per Common Share:
Basic	164.3 million	166.9 million
Diluted	166.5 million	168.8 million

PERCENTAGE OF REVENUES

	Nine Months Ended
	September 30,
	2011	2010
Revenues	100.0%	100.0%
Cost of sales	66.4%	66.7%
Selling and administrative expenses	19.3%	19.4%
Operating earnings	15.3%	10.5%
Income from continuing operations before income taxes	14.1%	9.5%
Income from continuing operations	11.8%	7.9%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Nine Months Ended September 30
Segment Information

	Nine Months Ended September 30,
	2011	2010
	(in millions)
Revenues:
Energy Energy & Safety Solutions	$2,184.1	$1,840.0
Electrical Products Group	1,852.2	1,654.8

Total Electrical Segments	$4,036.3	$3,494.8
Tools	—	311.2

Total	$4,036.3	$3,806.0

Segment Operating Earnings:
Energy & Safety Solutions	$375.4	$310.9
Electrical Products Group	270.0	250.3
Tools	—	33.1

Total Segment Operating Earnings	645.4	594.3
General Corporate Expense	70.9	63.1
Equity in (income) of Apex Tool Group, LLC	(44.9)	(10.5)
Loss related to contribution of net assets to Tools JV	—	134.5
Restructuring charges	—	8.0
Interest expense, net	49.8	36.2

Income from continuing operations before income taxes	$569.6	$363.0

	Nine Months Ended
	September 30,
	2011	2010
Return on Sales:
Energy & Safety Solutions	17.2%	16.9%
Electrical Products Group	14.6%	15.1%
Total Electrical Segments	16.0%	16.1%

Impact of Unusual Items

	Income before	Income		Net Income Per
	Income Taxes	Taxes	Net Income	Common Share
				Basic	Diluted
Reported nine months ended September 30, 2010	$363.0	$61.1	$301.9	$1.81	$1.79
Loss related to net assets contributed to JV	134.5	40.8	93.7	.56	.55

Excluding adjustments	$497.5	$101.9	$395.6	$2.37	$2.34

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	September 30,	December 31,
	2011	2010
	(in millions)
ASSETS
Cash and cash equivalents	$430.6	$1,035.3
Receivables, less allowances	942.3	795.9
Inventories	506.3	438.9
Current discontinued operations receivable	3.8	13.0
Other current assets	225.8	207.5

Total current assets	2,108.8	2,490.6

Property, plant and equipment, less accumulated depreciation	615.7	608.3
Investment in Apex Tool Group, LLC	531.2	511.3
Goodwill	2,513.6	2,356.5
Other intangible assets, less accumulated amortization	372.6	333.6
Long-term discontinued operations receivable	5.1	150.6
Other noncurrent assets	175.0	217.7

Total assets	$6,322.0	$6,668.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$6.2	$7.7
Accounts payable	465.4	462.6
Accrued liabilities	527.7	510.1
Current discontinued operations liability	9.4	45.4
Current maturities of long-term debt	0.7	0.6

Total current liabilities	1,009.4	1,026.4

Long-term debt	1,420.9	1,420.4
Long-term discontinued operations liability	40.5	701.7
Other long-term liabilities	398.2	314.0

Total liabilities	2,869.0	3,462.5

Common stock, $.01 par value	1.7	1.7
Retained earnings	4,288.9	3,658.7
Treasury stock	(671.6)	(288.6)
Accumulated other nonowner changes in equity	(166.0)	(165.7)

Total shareholders’ equity	3,453.0	3,206.1

Total liabilities and shareholders’ equity	$6,322.0	$6,668.6

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Nine Months Ended
	September 30,
	2011	2010
	(in millions)
Cash flows from operating activities:
Net income	$667.7	$301.9
(Income) related to discontinued operations	(190.3)	—

Income from continuing operations	477.4	301.9
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	96.7	107.7
Deferred income taxes	53.1	(35.6)
Excess tax benefits from stock options and awards	(13.3)	(4.8)
Loss related to contribution of net assets to Tools JV	—	134.5
Distribution of earnings from Apex Tool Group, LLC	20.9	-
Equity in (income) of Apex Tool Group, LLC	(44.9)	(10.5)
Restructuring charges	—	8.0
Changes in assets and liabilities(1)
Receivables	(115.5)	(150.7)
Inventories	(37.3)	(61.4)
Accounts payable and accrued liabilities	(5.5)	91.2
Discontinued operations assets and liabilities, net	(246.6)	(10.2)
Other assets and liabilities, net	(8.0)	26.9

Net cash provided by operating activities	177.0	397.0

Cash flows from investing activities:
Capital expenditures	(84.8)	(57.9)
Cash restricted for business acquisition	—	(34.9)
Cash paid for acquired businesses	(250.1)	(21.6)
Proceeds from sales of property, plant and equipment and other	15.8	(4.6)

Net cash used in investing activities	(319.1)	(119.0)

Cash flows from financing activities:
Short-term debt, net	(4.6)	(2.3)
Debt issuance costs	(1.0)	—
Dividends	(141.4)	(132.7)
Purchases of treasury shares	(383.0)	(276.0)
Excess tax benefits from stock options and awards	13.3	4.8
Proceeds from exercise of stock options and other	54.8	34.5

Net cash used in financing activities	(461.9)	(371.7)

Effect of exchange rate changes on cash and cash equivalents	(0.7)	8.1

Decrease in cash and cash equivalents	(604.7)	(85.6)
Cash and cash equivalents, beginning of period	1,035.3	381.6

Cash and cash equivalents, end of period	$430.6	$296.0

(1) Net of the effects of translation and acquisitions

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RECONCILIATION OF NON-GAAP MEASURES

Ratios of Debt-To-Total Capitalization
And Net Debt-To-Total Capitalization Reconciliation
(Preliminary)

	September 30,	December 31,
	2011	2010
	(in millions where applicable)
Short-term debt	$6.2	$7.7
Current maturities of long-term debt	0.7	0.6
Long-term debt	1,420.9	1,420.4

Total debt	1,427.8	1,428.7
Total shareholders’ equity	3,453.0	3,206.1

Total capitalization	$4,880.8	$4,634.8

Total debt-to-total-capitalization ratio	29.3%	30.8%
Total debt	$1,427.8	$1,428.7
Less: Cash and cash equivalents	430.6	1,035.3

Net debt	$997.2	$393.4

Total capitalization	$4,880.8	$4,634.8
Less: Cash and cash equivalents	430.6	1,035.3

Total capitalization net of cash	$4,450.2	$3,599.5

Net debt-to-total-capitalization ratio	22.4%	10.9%

Note: Management believes that net debt to capital is a useful measure regarding Cooper Industries’ financial leverage for evaluating the Company’s ability to meet its funding needs.

Free Cash Flow Reconciliation

	Nine Months Ended September 30,
	2011	2010
	(in millions)
Net cash provided by operating activities	$177.0	$397.0
Less capital expenditures	(84.8)	(57.9)
Add proceeds from sales of property, plant and equipment and other	15.8	(4.6)
Add asbestos trust settlement funding	250.0	—

Free cash flow	$358.0	$334.5

Note: Management believes that free cash flow provides useful information regarding Cooper Industries’ ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and strengthening the balance sheet.